                      FORM 8-K/A
                    CURRENT REPORT

Form 8-K submitted on December 20, 1996 is hereby amended to include information required by Item 304(a)(1) of regulation S-K.

Date of Report:            January 17, 1997
                           -----------------

                     INSTRUCTIVISION, INC.
-------------------------------------------------------------------------
 (Exact name of registrant as specified in its charter)

New Jersey                     0-14411              22-2386359
----------------------------   ---------------    ----------------------
(State or other jurisdiction   (Commission File   (IRS Employer
 of incorporation)             Number)             Identification NO.)

3 Regent Street, Livingston, NJ                         07039
----------------------------------------             ----------
(Address of principal executive offices)             (Zip code)

Registrant's telephone number, including area code: (201) 992-9081
                                                   ---------------
  n/a
--------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 4.  Changes in Registrants Certifying Accountant.

     The former accountant, Martin & Martin CPA's ceased operations effective November 1, 1996. The partners of the firm decided to continue their accounting practices separately and it was agreed that the partnership name would no longer be used. The firm of Stanley J. Morin and Associates was formed by former partners of Martin & Martin, CPA's, and continues the majority of the practice of the former accounting firm. Stanley J. Morin and Associates continues as the registrant's accountant with the approval of the registrant's Board of Directors.

    The accountant's reports for the prior two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the registrant's two most recent fiscal years and any subsequent interim period through the date of the change in the accounting firm, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

[CAPTION]
                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 17, 1997                           INSTRUCTIVISION, INC.
---------------------                       -----------------------
(Date)                                      (Registrant)
                                            Rosemary Comras
                                            President